UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2015

         HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                                                   8588 Katy Freeway, Suite 430, Houston, Texas                                             77024

                                                       (Address of principal executive offices)                                               (Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article IV of our Certificate of Incorporation, as amended, authorizes us to issue 10,000,000 shares of preferred stock, $0.001 par value per share, issuable from time to time in or more series.  On May 1, 2015, we filed with the Delaware Secretary of State a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) which sets forth the rights, preferences and privileges of the Series Preferred.  Five thousand four hundred (5,400) shares of Series B Preferred with a stated value of $1,000 per share were authorized under the Series B Certificate of Designation.

Pursuant to the Series B Certificate of Designation, the terms of the Series B Preferred Convertible Preferred Stock (“Series B Preferred Stock”) are as follows:

Ranking

The Series B Preferred Stock rank junior to the Series A Convertible Preferred Stock and senior to the Common Stock and any future classes of preferred stock (“Junior Stock”) with respect to distributions of assets upon our liquidation, dissolution or winding up.

Stated Value

Each share of Series B Preferred Stock will have a stated value of $1,000, subject to adjustment for stock dividends and other events related to the Series B Preferred Stock (the “Stated Value”).

Dividends

Cumulative dividends on the shares of Series B Preferred Stock shall accrue at the rate of 12% of the Stated Value per annum, payable quarterly, on March 31, June 30, September 30, and December 31 of each year, commencing on June 30, 2015. Dividends are payable in additional shares of Series B Preferred Stock valued at the Stated Value for the periods ended June 30, 2015 and September 30, 2015 and thereafter shall be paid in cash.  During the occurrence of certain “Triggering Events” defined under the Series B Certificate of Designation, including failure to declare and pay dividends in cash on the required payment dates, the dividend rate will increase to 15% provided that once the applicable Triggering Event is cured the dividend rate will decrease to 12%.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, each holder of the Series B Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and after distribution of assets on our Series A Preferred Stock, if any, but before any distribution of assets is made on Junior Stock, a liquidating distribution in the amount in the amount of the Stated Value of all such holder’s Series B Preferred Stock plus all accrued and unpaid dividends and any additional deferred payment amounts thereon.

Conversion; Anti-Dilution Adjustments

Each shares of Series B Preferred Stock will be convertible at the holder’s option into Common Stock in an amount equal to the Stated Value plus accrued and unpaid dividends thereon as well as any other payment required under the Series B Certificate of Designation through the conversion date divided by the then applicable conversion price. The initial conversion price is $0.40 per share (the “Series B Conversion Price”) and is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other securities by us (subject to certain standard carve-outs); provided, however, that “full-ratchet” anti-dilution rights expire upon the occurrence of a Major Change (as defined below).   In addition, at any time prior to the occurrence of a Major Change, during the period beginning on the occurrence of a “Conversion Triggering Event” (as defined in the Series B Certificate of Designation) and ending on the earlier of (i) the date of cure of such Conversion Triggering event and (ii) 20 trading days following our delivery of notice of such trading event, each holder may elect to convert their shares at a conversion price equal to 85% of the average VWAP for the 10 trading day period preceding a conversion. Conversion Triggering Events include: our failure to meet the current public information requirements of Rule 144; the suspension of our Common Stock from trading or listing for a period of 10 consecutive Trading Days, and our bankruptcy or insolvency.

The Series B Preferred Stock is subject to automatic conversion (the “Mandatory Conversion”) at such time (i) when our Common Stock has been listed on a national stock exchange such as the NASDAQ, New York Stock Exchange or NYSE MKT or we have consummated a sale of Common Stock in an underwritten public offering with aggregate gross proceeds of at least $20 million (a “Major Change”) or  (ii) if our stock price is at least $1.40 (subject to adjustment to reflect stock splits, stock dividends and other capitalization changes) for 40 trading days during a 60 trading day period, subject to certain other conditions including that the conversion shares be eligible for resale at the time of such conversion pursuant to Rule 144 or an effective registration statement; provided, that, we shall no right to conduct a Mandatory Conversion during the continuance of certain Conversion Triggering Event. In the event of a Mandatory Conversion, each share of Series B Preferred Stock will convert into the number of Conversion Shares equal to the Stated Value plus accrued and unpaid dividends divided by the Series B Conversion Price.

Redemption

We have also agreed to redeem the Series B Preferred Stock upon the occurrence of a Bankruptcy Triggering Event (as defined in the Series B Certificate of Designation) at price equal to the greater of (i) 112% of the amount being redeemed and (ii) the product of (A) the conversion rate in effect at such time multiplied by (B) the product of (1) 112% by (2) the highest closing sale price of the Common Stock during the period beginning on the triggering event and ending on the payment date.

In addition, we have also agreed to redeem the Series B Preferred Stock upon the occurrence of a Going Private Transaction (as defined in the Series B Certificate of Designation) at price equal to the greater of (i) 112% of the amount being redeemed and (ii) the product of (A) 112% multiplied by (B) the product of (1) the conversion rate in effect at such time by (2) the quotient determined by dividing (X) the highest closing sale price of the Common Stock during the period beginning on the date immediately preceding the earlier of the consummation of such transaction or the announcement of such transaction and ending on the date such holder delivers a redemption notice for such event by (Y) the conversion price then in effect and (iii) the product of (A) 112% multiplied by (B) the product of (1) the conversion rate in effect at such time by (2) the quotient determined by dividing (X) the aggregate cash consideration and the cash value of any non-cash consideration per share of Common Stock to be paid to such Common Stock holders upon consummation of the transaction by (Y) the conversion price then in effect.

Restrictions on Cash Payments

The Series B Certificate of Designation prohibits us from making any cash payments (including any redemption payments or cash dividends) to the holder of Series B Preferred Stock which would violate the terms and conditions of our existing agreements with Heartland Bank until such time as either such payments are no longer prohibited or we obtain the consent of Heartland Bank.

Exercise Limitations

We are prohibited from issuing any shares upon conversion of the Series B Preferred Stock or exercise of the Warrants which would violate the terms of our principal market, unless we obtain shareholder approval prior to such issuance. We intend to procure stockholder approval if required by our principal market.

The Series B Preferred Stock may not be converted, and shares of Common Stock may not be issued upon conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates would beneficially own in excess of 9.99%  of the outstanding shares of Common Stock

Voting Rights

The holders of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series B Preferred Stock could be converted on the initial issuance date based on the Initial Series B Conversion Price of $0.40 for purposes of determining the shares entitled to vote at any regular, annual or special meeting of our stockholders (except with respect to approval of the matter described in the first paragraph under "Excercise Limitations" above for which the holders of Series B Preferred Stock will not vote), and shall have voting rights and powers equal to the voting rights and powers of the common stock (voting together with the common stock as a single class).

In addition, we shall not, without the affirmative vote or consent of the holders of at least a majority of the Series B Preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series B Preferred Stock vote separately as a class: (i) authorize, create, issue, increase or decrease the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of preferred stock, ranking pari passu or senior to the Series B Preferred Stock, with respect to maturity dates, dividend payments, redemption features or distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series B Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Preferred Shares; (iii) amend our articles of incorporation or by-laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series B Preferred Stock; or (iv) increase or decrease (other than by conversion) the authorized number of Series B Preferred Stock; (v) purchase, repurchase or redeem any shares of our capital stock junior in rank to the Series B Preferred Stock or (vi) issued any Series B Preferred Stock other than pursuant to the Securities Purchase Agreement.

The foregoing summary of the Series B Certificate of Designation is not complete and is qualified in its entirety by reference to the Series B Certificate of Designation, a copy of which was filed as Exhibit 3.1 to Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

3.1

Certificate of Designation of Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  May 7, 2015

By:

/s/ Matthew C. Flemming

Matthew C. Flemming, President and CEO